Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		News Release

Contact:	J. Larry Sorsby	Jeffrey T.O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800
Hovnanian Enterprises Announces the Extension of the Early Tender and Consent Time in Connection with its Previously Announced Private Debt Exchange Offers for Certain of its Debt Securities
RED BANK, NJ, October 12, 2011 — Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that in connection with its previously announced private exchange offers and consent solicitation, it has extended the Early Tender and Consent Time from 5:00 p.m., New York City time, on October 12, 2011 to 5:00 p.m., New York City time, on October 17, 2011. The Company also announced that the Withdrawal and Revocation Deadline expired at 5:00 p.m., New York City time, on October 12, 2011. As a result of the extension of the Early Tender and Consent Time, holders of Senior Notes that properly tender their Senior Notes prior to or on the extended Early Tender and Consent Time, and whose Senior Notes are accepted for exchange will receive the Total Consideration. Holders of Senior Notes who properly tender their Senior Notes after the Early Tender and Consent Time and on or before the Expiration Time, and whose Senior Notes are accepted for exchange will receive the Exchange Consideration. In addition, accrued and unpaid interest up to, but not including, the settlement date will be paid in cash on all properly tendered and accepted Senior Notes. The exchange offers will expire at 11:59 p.m., New York City time, on October 26, 2011, unless extended or earlier terminated (the “Expiration Time”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Confidential Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”) relating to the exchange offers and consent solicitation and the accompanying Consent and Letter of Transmittal.
The exchange offers are being made within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. investors pursuant to Regulation S under the Securities Act. The New Secured Notes to be offered have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy Senior Notes or New Secured Notes in any jurisdiction in which such an offer or sale would be unlawful.
K. Hovnanian’s obligation to accept any Senior Notes tendered and to pay the applicable consideration for them is set forth solely in the Offering Memorandum and the accompanying Consent and Letter of Transmittal. Documents relating to the exchange offers will only be distributed to holders of Senior Notes who complete a letter of eligibility confirming that they are within the category of eligible holders for the exchange offers. Copies of the eligibility letter are available to holders of the Senior Notes through the information agent, Global Bondholder Services Corporation, at (866) 389-1500 (toll free) or (212) 430-3774 (collect). The exchange offers are made only by, and pursuant to, the terms set forth in the Offering Memorandum, and the information in this press release is qualified by reference to the Offering Memorandum and the accompanying Letter of Transmittal. Subject to applicable law, K. Hovnanian may amend, extend or terminate the exchange offers and the consent solicitation.
About Hovnanian Enterprises
®Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

5

Forward-Looking Statements
     All statements in this press release that are not historical facts should be considered as “forward-looking statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that the Company’s plans, intentions and expectations reflected in, or suggested by such forward-looking statements are reasonable, neither we nor the Company can provide assurance that such plans, intentions or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather, natural disasters and environmental conditions, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government laws and regulations, including, among others, those concerning development of land, the home building, sales and customer financing processes, tax laws, and the protection of the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company’s sources of liquidity, (14) changes in the Company’s credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation and warranty claims, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) geopolitical risks, terrorist acts and other acts of war, and (21) other factors described in detail in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2010 and the Company’s quarterly reports on Form 10-Q or 10-Q/A for the quarters ended January 31, 2011, April 30, 2011 and July 31, 2011, respectively and in the Offering Memorandum under “Risk Factors.” All forward-looking statements attributable to the Company, us or persons acting on the Company’s or our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout the Offering Memorandum. Except as otherwise required by applicable securities laws, neither we nor the Company undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

6